FOR IMMEDIATE RELEASE

CONTACT:         DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
1845 WALNUT STREET
10TH FLOOR
PHILADELPHIA, PA 19103
215/546-5005, 215/546-5388 (fax)

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
FIRST QUARTER MARCH 31, 2008

New York, N.Y., May 6, 2008 – Resource Capital Corp. (NYSE: RSO) (“RCC” or the “Company”), a  real estate investment trust whose investment strategy focuses on commercial real estate loan assets and, to a lesser extent, commercial finance assets, reported results for the first quarter ended March 31, 2008.

Financial Summary

•
Adjusted net income, a non-GAAP measure excluding the effect of non-cash charges and non-operating capital transactions, of $10.4 million, or $0.42 per share-diluted for the quarter ended March 31, 2008 as compared to $9.4 million, or $0.38 per share-diluted for the quarter ended March 31, 2007, an increase of $1.0 million (10%).

•	GAAP net income of $0.38 per share-diluted for the first quarter ended March 31, 2008, unchanged from the comparable period in the prior year.

•
REIT taxable income, a non-GAAP measure, of $12.1 million or $0.48 per share-diluted for the first quarter ended March 31, 2008 as compared to $9.7 million or $0.39 per share-diluted for the first quarter ended March 31, 2007, an increase of $2.4 million (25%). RCC announced a dividend distribution of $0.41 per common share for the quarter ended March 31, 2008, unchanged from the quarter ended December 31, 2007 and an increase of $0.02 per common share (5%) from the quarter ended March 31, 2007.

•	Economic book value, a non-GAAP measure, was $11.94 per common share as of March 31, 2008.

•	GAAP book value was $10.03 per common share as of March 31, 2008.

•
Paydowns on RCC’s bank loan portfolio were $24.4 million for the first quarter ended March 31, 2008.  Payoffs on RCC’s commercial real estate loan portfolio, which included payoffs in its CDOs, were $13.4 million for the first quarter ended March 31, 2008.

Jonathan Cohen, CEO and President of RCC, commented, “We continue to benefit from overall good asset quality and a low cost of funding due to our long term matched liabilities. We are actively managing our portfolios to make certain that credit remains strong and that we are maximizing our ability to reinvest into this marketplace where we do indeed see value.”

The following schedules of reconciliations as of March 31, 2008 are included in this release:

•	Schedule I – Reconciliation of GAAP Net Income to Adjusted Net Income;

•	Schedule II – Reconciliation of GAAP Net Income to Estimated REIT Taxable Income; and

•	Schedule III – Reconciliation of GAAP Stockholders’ Equity to Economic Book Value.

Additional financial results for the first quarter ended March 31, 2008 and recent developments include:

General

•	RCC’s net interest income increased by $614,000, or 5%, to $13.8 million for the first quarter ended March 31, 2008, as compared to $13.2 million for the same period in 2007.

Commercial Real Estate

•
RCC produced new commercial real estate (“CRE”) loans, on a gross basis, of $35.6 million during the first quarter ended March 31, 2008.  The aggregate net portfolio of CRE loans grew by $177.1 million to $909.1 million at March 31, 2008, from $732.0 million at March 31, 2007, not including future funding obligations of $30.2 million.

The following table summarizes RCC’s CRE loan origination activities and future funding obligations, at par, for the three and 12 months ended March 31, 2008 (in millions, except percentages):

	Three Months Ended March 31, 2008	12 Months Ended March 31, 2008	Floating Weighted Average Spread (1)	Weighted Average Fixed Rate (1)
Whole loans	$35.6	$338.6	2.91%	7.81%
Whole loans, future funding obligations	−	30.2	N/A	N/A
B notes	−	−	2.78%	7.58%
Mezzanine loans	−	65.7	2.61%	8.17%
CMBS	−	62.9	N/A (2)	5.16%
New loans production	35.6	497.4
Payoffs	(11.4)	(232.9)
Principal paydowns	(2.2)	(16.5)
Whole loans, future funding obligations	−	(30.2)
Sales of CMBS	(10.0)	(10.0)
Net – new loans	12.0	207.8
Other	0.5	(6.0)
New loans, net	$12.5	$201.8

(1)	Reflects rates on our portfolio balance as of March 31, 2008.

(2)	Weighted average flotating rate coupon of 5.03% at March 31, 2008

Commercial Finance

•
RCC’s bank loan portfolio ended the first quarter with total investments of $949.0 million, at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 2.27%.  All of RCC’s bank loan portfolio is match-funded through three collateralized loan obligation (“CLO”) issuances with a weighted-average cost of three-month LIBOR plus 0.47%.

•
RCC’s commercial finance subsidiary ended the first quarter with $94.5 million, at cost, in direct financing leases and notes at a weighted-average rate of 9.67%.  RCC’s leasing portfolio is match-funded through a secured term facility, which had a balance of $90.0 million as of March 31, 2008 and a weighted-average interest rate of 6.74%.

Book Value

As of March 31, 2008, RCC’s GAAP book value per common was $10.03.  Total stockholders’ equity was $253.3 million as of March 31, 2008 as compared to $271.6 million as of December 31, 2007.  Total common shares outstanding were 25,264,793 as of March 31, 2008 as compared to 25,103,532 as of December 31, 2007.

As of March 31, 2008, RCC’s economic book value per common share outstanding, a non-GAAP measure, was $11.94. Economic book value is computed by adding back to GAAP book value any unrealized losses on the Company’s investments in CMBS for which it expects to recover full par value at maturity, and on derivatives (cash flow hedges) that are associated with fixed-rate loans which it intends to hold until maturity, in excess of its value at risk, and that have not been adjusted through stockholders’ equity for market fluctuations (see Footnote 1 of Schedule III).  Economic book value per share is computed by dividing the economic book value by the number of shares outstanding at the end of the period.

Investment Portfolio

The table below summarizes the amortized cost and net carrying amount of the RCC’s investment portfolio as of March 31, 2008, classified by interest rate type.  The following table includes both (i) the amortized cost of RCC’s investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the net carrying amount of RCC’s investment portfolio and the related dollar price, which is computed by dividing the net carrying amount by par amount (in thousands, except percentages):

	Amortized cost	Dollar price	Net carrying amount (4)	Dollar price	Net carrying amount less amortized cost	Dollar price
March 31, 2008
Floating rate
CMBS-private placement	$35,751	94.19%	$25,445	67.04%	$(10,306)	-27.15%
Other ABS	5,665	94.42%	289	4.82%	(5,376)	-89.60%
B notes (1)	33,558	100.07%	33,474	99.82%	(84)	-0.25%
Mezzanine loans (1)	130,201	100.05%	129,876	99.80%	(325)	-0.25%
Whole loans (1)	464,697	99.47%	463,536	99.22%	(1,161)	-0.25%
Bank loans (2)	948,950	99.78%	831,166	87.40%	(117,784)	-12.38%
Total floating rate	$1,618,822	99.57%	$1,483,786	91.26%	$(135,036)	-8.31%
Fixed rate
CMBS – private placement	$36,659	95.30%	$23,037	59.89%	$(13,622)	-35.41%
B notes (1)	55,905	100.15%	55,765	99.90%	(140)	-0.25%
Mezzanine loans (1)	81,217	94.65%	79,963	93.19%	(1,254)	-1.46%
Whole loans (1)	98,294	99.34%	98,048	99.09%	(246)	-0.25%
Equipment leases and notes (3)	94,545	100.00%	94,252	99.69%	(293)	-0.31%
Total fixed rate	$366,620	98.14%	$351,065	93.97%	$(15,555)	-4.17%
Grand total	$1,985,442	99.30%	$1,834,851	91.77%	$(150,591)	-7.53%

(1)
Net carrying amount includes an allowance for loan losses of $3.2 million at March 31, 2008, allocated as follows:  B notes ($0.2 million), mezzanine loans ($1.6 million) and whole loans ($1.4 million).

(2)	Net carrying amount includes a $3.5 million allowance for loan losses at March 31, 2008.

(3)	Net carrying amount includes a $293,000 allowance for lease losses at March 31, 2008.

(4)	Bank loan portfolio is carried at amortized cost less allowance for loan loss.

Liquidity

At April 30, 2008, RCC’s liquidity consists of three primary sources:

•	unrestricted cash and cash equivalents of $7.5 million and restricted cash of $8.9 million comprised of $5.5 million in margin call accounts and $3.4 million related to its leasing portfolio;

•
capital available for reinvestment in its five collateralized debt obligation (“CDO”) entities of $56.0 million, which is made up of $34.4 million of restricted cash and $21.6 million of availability to finance future funding commitments on commercial real estate loans;

•
financing available under existing borrowing facilities of $19.7 million, comprised of $12.1 million of available cash from RCC’s three year non-recourse secured financing facility and $7.6 million of unused capacity under its unsecured revolving credit facility.  RCC also has $85.8 million of unused capacity under a three-year non-recourse commercial real estate repurchase facility, which, however, requires approval of individual repurchase transactions by the repurchase counterparty.

Capital Allocation

As of March 31, 2008, RCC had allocated its equity capital among its targeted asset classes as follows: 74% in commercial real estate loans, 25% in commercial bank loans and 1% in direct financing leases and notes.

About Resource Capital Corp.

RCC is a diversified real estate finance company that qualifies as a real estate investment trust, or REIT, for federal income tax purposes.  RCC’s investment strategy focuses on commercial real estate-related assets, and, to a lesser extent, commercial finance assets. RCC invests in  the following asset classes: commercial real estate-related assets such as whole loans, A-notes, B-notes, mezzanine loans and mortgage-related securities and commercial finance assets such as other asset-backed securities, bank loans, equipment leases and notes, trust preferred securities, debt tranches of collateralized debt obligations and private equity investments principally issued by financial institutions.

RCC is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of  Resource America, Inc. (Nasdaq: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the financial fund management, real estate, and commercial finance sectors.

For more information, please visit the RCC’s website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourceamerica.com

Safe Harbor Statement

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  RCC’s actual results, performance or achievements could differ materially from those expressed or implied in this release.  The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	capital markets conditions and the availability of financing;

•	defaults or bankruptcies by borrowers on RCC’s loans or on loans underlying its investments;

•	adverse market trends which may affect the value of real estate and other assets underlying RCC’s investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that would impair the credit quality of borrowers and RCC’s ability to originate loans.

For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RCC is subject, see Item 1A, “Risk Factors” included in its annual report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.

RCC cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release.  All subsequent written and oral forward-looking statements attributable to RCC or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release.  Except to the extent required by applicable law or regulation, RCC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

The remainder of this release contains RCC’s consolidated balance sheets, consolidated statements of income and reconciliations of its estimated GAAP net income to adjusted net income, GAAP net income to estimated REIT taxable income and GAAP stockholders’ equity to economic book value, supplemental statistical information regarding RCC’s commercial real estate loan portfolio and supplemental statistical information regarding RCC’s bank loan portfolio.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31,	December 31
	2008	2007
	(Unaudited)
ASSETS
Cash and cash equivalents	$9,098	$6,029
Restricted cash	45,718	119,482
Investment securities available-for-sale, pledged as collateral, at fair value	48,771	65,464
Loans, pledged as collateral and net of allowances of $6.7 million and $5.9 million	1,806,117	1,766,639
Direct financing leases and notes, pledged as collateral and net of allowance of $0.3 million and $0.3 million and net of unearned income	94,252	95,030
Investments in unconsolidated entities	1,548	1,805
Interest receivable	9,554	11,965
Principal paydown receivables	189	836
Other assets	4,492	4,898
Total assets	$2,019,739	$2,072,148
LIABILITIES
Borrowings	$1,723,066	$1,760,969
Distribution payable	10,432	10,366
Accrued interest expense	5,050	7,209
Derivatives, at fair value	24,454	18,040
Accounts payable and other liabilities	3,419	3,958
Total liabilities	1,766,421	1,800,542
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 100,000,000 shares authorized; no shares issued and outstanding	−	−
Common stock, par value $0.001: 500,000,000 shares authorized; 25,264,793 and 25,103,532 shares issued and outstanding (including 559,692 and 581,493 unvested restricted shares)	26	25
Additional paid-in capital	355,286	355,205
Accumulated other comprehensive loss	(55,623)	(38,323)
Distributions in excess of earnings	(46,371)	(45,301)
Total stockholders’ equity	253,318	271,606
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,019,739	$2,072,148

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(Unaudited)
	Three Months Ended
	March 31,
	2008	2007
REVENUES
Loans	$32,439	$30,281
Securities	1,181	7,396
Leases	1,990	1,910
Interest income − other	1,373	423
Interest income	36,983	40,010
Interest expense	23,148	26,789
Net interest income	13,835	13,221

OPERATING EXPENSES
Management fee expense − related party	1,738	2,032
Equity compensation expense − related party	81	486
Professional services	792	692
Insurance expense	128	121
General and administrative	355	412
Income tax expense	29	145
Total expenses	3,123	3,888

NET OPERATING INCOME	10,712	9,333

OTHER (EXPENSE) REVENUES
Net unrealized/realized (losses) gains on sales of investments	(2,346)	70
Other income	33	36
Provision for loan and lease loss	(786)	−
Gain on the extinguishment of debt	1,750	−
Total other (expenses) revenues	(1,349)	106

NET INCOME	$9,363	$9,439

NET INCOME PER SHARE – BASIC	$0.38	$0.39

NET INCOME PER SHARE – DILUTED	$0.38	$0.38

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING − BASIC	24,612,724	24,433,417

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING − DILUTED	24,883,444	24,837,709

DIVIDENDS DECLARED PER SHARE	$0.41	$0.39

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME (1)
(in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2008	2007
Net income − GAAP	$9,363	$9,439
Add:
Provision for loan losses (2)	786	−
Capital losses on the sale of available for sale securities	2,000	−
Gain on the extinguishment of debt	(1,750)	−
Adjusted net income, excluding non-cash charges and non-operating capital transactions	$10,399	$9,439
Adjusted net income per share – diluted, excluding non-cash charges and non-operating capital transactions	$0.42	$0.38

(1)
During 2007, RCC began evaluating its performance based on several performance measures, including adjusted net income in addition to net income. Adjusted net income represents net income available to common shares, computed in accordance with GAAP, before provision for loan and lease losses, gain on the extinguishment of debt and non-operating capital items.  These items are recorded in accordance with GAAP and are typically non-cash or non-operating items that do not impact RCC’s operating performance or ability to pay a dividend.

Management views adjusted net income as a useful and appropriate supplement to GAAP net income (loss) because it helps us evaluate RCC’s performance without the effects of certain GAAP adjustments that may not have a direct financial impact on RCC’s current operating performance and dividend paying ability. Management uses adjusted net income to evaluate the performance of RCC’s investment portfolios, ability to manage its expenses and dividend paying ability before the impact of non-cash adjustments and non-operating capital gain or loss recorded in accordance with GAAP.  RCC believes this is a useful performance measure for investors to evaluate these aspects of RCC’s business as well.  The most significant adjustments RCC excludes in determining adjusted earnings are its provision for loan and lease losses and at March 31, 2007, gain on the extinguishment of debt and losses on the sale of available-for-sale securities.  Management excludes all such items from its calculation of adjusted net income because these items are not charges or losses which would impact RCC’s current operating performance.  However, by excluding these significant items, adjusted net income reduces an investor’s understanding of RCC’s operating performance by excluding management’s expectation of possible gains or losses from RCC’s investment portfolio.

Adjusted net income, as a non-GAAP financial measurement, does not purport to be an alternative to GAAP net income (loss), or a measure of operating performance or cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.  Instead, adjusted net income should be reviewed in connection with net income (loss) and cash flows from operating, investing and financing activities in RCC’s consolidated financial statements to help analyze management’s expectation of potential future losses from RCC’s investment portfolio and other non-cash or capital matters that impact its financial results.  Adjusted net income and other supplemental performance measures are defined in various ways throughout the REIT industry.  Investors should consider these differences when comparing RCC’s adjusted net income to these other REITs.

(2)	Non-cash charges for loan losses.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME
TO ESTIMATED REIT TAXABLE INCOME (1)
(Unaudited)

RCC calculates estimated REIT taxable income, which is a non-GAAP financial measure, according to the requirements of the Internal Revenue Code.  The following table reconciles net income to estimated REIT taxable income for the periods presented (in thousands, except per share data):

	Three Months Ended
	March 31,
	2008	2007
Net income - GAAP	$9,363	$9,439
Adjustments:
Share-based compensation to related parties	(147)	5
Incentive management fee expense to related parties paid in shares	−	186
Capital loss carryover (utilization)/losses from the sale of securities	2,000	−
Provisions for loan and lease losses unrealized	56	−
Net book to tax adjustments for the Company’s taxable foreign REIT subsidiaries	775	−
Other net book to tax adjustments	8	41
Estimated REIT taxable income	$12,055	$9,671

Amounts per share – diluted	$0.48	$0.39

(1)
RCC believes that a presentation of estimated REIT taxable income provides useful information to investors regarding its financial condition and results of operations as this measurement is used to determine the amount of dividends that RCC is required to declare to its stockholders in order to maintain its status as a REIT for federal income tax purposes.  Since RCC, as a REIT, expects to make distributions based on taxable income, RCC expects that its distributions may at times be more or less than its reported income.  Total taxable income is the aggregate amount of taxable income generated by RCC and by its domestic and foreign taxable REIT subsidiaries.  Estimated REIT taxable income excludes the undistributed taxable income of RCC’s domestic taxable REIT subsidiary, if any such income exists, which is not included in REIT taxable income until distributed to RCC.  There is no requirement that RCC’s domestic taxable REIT subsidiary distribute its income to RCC.  Estimated REIT taxable income, however, includes the taxable income of RCC’s foreign taxable REIT subsidiaries because RCC generally will be required to recognize and report their taxable income on a current basis.  Because not all companies use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly-titled measures of other companies.

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP STOCKHOLDERS’ EQUITY TO ECONOMIC BOOK VALUE (1) (2)
(in thousands, except per share data)
(Unaudited)

As of March 31, 2008
Stockholders’ equity - GAAP	$253,318
Add:
Unrealized losses – CMBS portfolio	23,928
Unrealized losses recognized in excess of value at risk – interest rate swaps	24,454
Economic book value	$301,700
Shares outstanding as of March 31, 2008	25,265
Economic book value per share	$11.94

(1)
Management views economic book value, a non-GAAP measure, as a useful and appropriate supplement to GAAP stockholders' equity and book value per share.  The measure serves as an additional measure of RCC’s value because it facilitates evaluation of us without the effects of unrealized losses on investments for which we expect to recover full par value at maturity and on interest rate swaps, which we intend to hold to maturity, in excess of RCC’s value at risk.  Unrealized losses recognized in RCC’s financial statements, prepared in accordance with GAAP, that are in excess of RCC’s maximum value at risk are added back to stockholders' equity in arriving at economic book value.  Economic book value should be reviewed in connection with GAAP stockholders' equity as set forth in RCC’s consolidated balance sheets, to help analyze RCC’s value to investors.  Economic book value is defined in various ways throughout the REIT industry.  Investors should consider these differences when comparing RCC’s economic book value to that of other REITs.

(2)	RCC adds back unrealized losses on interest rate swaps (cash flow hedges) that are associated with fixed-rate loans that have not been adjusted through stockholders’ equity for market fluctuations.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands)
(Unaudited)

Loans and Leasing Investment Statistics

The following table presents information on RCC’s non-performing loans and leases and related allowances as of March 31, 2008 and 2007 (based on par value):

	As of March 31,
	2008	2007
Non-performing loans and leases	$16,827	$	−
Non-performing loans and leases as a percentage of total loans and leases	0.9%		−%
Allowance for loan and lease losses	$6,997	$	−
Allowance for loan and lease losses as a percentage of total loans and leases	0.4%		−%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION, A NON-GAAP MEASURE
(in thousands)
(Unaudited)

The following table presents commercial real estate loan portfolio statistics as of March 31, 2008 (based on par value):

Security type
Whole loans	65.0%
Mezzanine loans	24.8%
B Notes	10.2%
Total	100.0%

Collateral type
Multifamily	30.5%
Hotel	24.7%
Office	23.2%
Retail	16.2%
Condo	1.6%
Flex	0.8%
Self-storage	0.7%
Other	2.3%
Total	100.0%

Collateral location
Northern California	15.4%
Southern California	25.3%
New York	10.6%
Arizona	8.1%
Tennessee	3.7%
Florida	4.4%
Texas	4.6%
Colorado	3.3%
Washington	3.4%
Other states <$25M	21.2%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION, A NON-GAAP MEASURE
(in thousands)
(Unaudited)

The following table presents bank loan portfolio statistics by industry as of March 31, 2008 (based on par value):

Industry type
Healthcare, education and childcare	11.3%
Diversified/conglomerate service	8.8%
Printing and publishing	5.9%
Chemicals, plastics and rubber	5.8%
Broadcasting and entertainment	5.5%
Retail stores	5.1%
Leasure, amusement, motion pictures, entertainment	4.2%
Hotels, motels, inns and gaming	4.2%
Diversified/conglomerate manufacturing	3.9%
Utilities	3.8%
Personal, food and miscellaneous services	3.5%
Oil and gas	3.5%
Other	34.5%
Total	100.0%

The following chart describes equipment leases and notes by industry as of March 31, 2008 (based on par value):

Industry type
Services	53.5%
Transportation,communications, electric, gas and sanitary services	10.2%
Retail trade	8.1%
Finance, insurance and real estate	7.2%
Manufacturing	5.9%
Construction	4.8%
Agriculture, forestry and fishing	4.6%
Wholesale trade	3.2%
Other	2.5%
Total	100.0%